Exhibit 12

                         Continental Global Group, Inc.
                Computation of Ratio of Earnings to Fixed Charges

                        (In thousands, except for ratios)


                                                                  Years ended December 31
                                               2006         2005        2004         2003            2002
                                           -----------------------------------------------------------------------

Computation of Earnings:
Income (loss) before income taxes and
   accounting change                          $ 36,267     $ 30,061    $  7,127   $ (12,629)        $ (8,689)
Add:
   Interest expense (1)                          4,820        4,809       6,909      15,280           15,408
   Portion of rent expense
     representative of an interest
     factor                                      1,029          994         921         845              677
                                           -----------------------------------------------------------------------
Earnings                                      $ 42,116     $ 35,864    $ 14,957   $   3,496         $  7,396
                                           =======================================================================

Computation of Fixed Charges:
   Interest expense                            $ 4,820      $ 4,809     $ 6,909    $ 15,280         $ 15,408
   Portion of rent expense
     representative of an interest
     factor                                      1,029          994         921         845              677
                                           -----------------------------------------------------------------------
Fixed Charges                                  $ 5,849      $ 5,803     $ 7,830    $ 16,125         $ 16,085
                                           =======================================================================

Ratio of Earnings to Fixed Charges                7.20         6.18        1.91           -  (2)           - (3)
                                           =======================================================================

(1) Amortization of deferred financing costs of $520 is included in interest expense.

(2) Earnings were inadequate to cover fixed charges in the year ended December 31, 2003 by $12,629.

(3) Earnings were inadequate to cover fixed charges in the year ended December 31, 2002 by $8,689.